Exhibit 23 - Consent of Ernst & Young LLP


We consent to the incorporation by reference in the following Registration Statements of OM Group, Inc. of our report dated February 3, 1998, with respect to the consolidated financial statements of OM Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997:



Registration Number                     Description                             Filing Date
-------------------                     -----------                             -----------
33-74674                    OM Group, Inc. Long-Term Incentive Compensation
                              Plan -- Form S-8 Registration Statement --
                              1,015,625 Shares                                 January 27, 1994

333-07529                  OMG Americas, Inc. Employees' Profit Sharing Plan
                              -- Form S-8 Registration Statement -- 250,000
                              Shares                                           July 3, 1996

333-07531                  OM Group, Inc. Non-Employee Directors' Equity
                              Plan  -- Form S-8 Registration Statement --
                              250,000 Shares                                   July 3, 1996


Cleveland, Ohio
March 19, 1998                                     /s/ Ernst & Young LLP